Exhibit 99.1

Contact: Garth Williams

Vice President, Assistant Treasurer

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FIRST QUARTER 2011 FINANCIAL RESULTS

FIRST QUARTER 2011 HIGHLIGHTS

Consolidated Highlights	Segment Revenue Highlights

—     Total revenue increased 23.8% to $562.7 million; total rental and management revenue increased 23.2% to $546.7 million

—     Operating income increased 22.1% to $218.3 million

—     Cash provided by operating activities increased 11.9% to $283.8 million

—     Domestic rental and management segment revenue increased 12.9% to $417.6 million

—     International rental and management segment revenue increased 74.8% to $129.0 million

—     Network development services segment revenue was $16.0 million

Boston, Massachusetts – May 3, 2011: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended March 31, 2011.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Our financial results for the first quarter demonstrate the robust environment in the U.S. wireless market, driven by immense growth in demand for broadband data services, and the ongoing success of our international expansion strategy. To address the rapid growth in data services, some of our U.S. wireless customers are pursuing strategic initiatives to improve their networks’ ability to meet those needs. We support these types of initiatives, which will enable our customers to deploy next generation services to more subscribers rapidly and efficiently. During the next few years, we anticipate the deployment of three to four national 4G networks in the U.S., which will provide significant opportunity for ongoing revenue growth.

“We are also confident in significant multi-year growth opportunities in our targeted international markets including Latin America, India and portions of sub-Saharan Africa, and we are fully engaged in strengthening our position in these markets. During the past few months, we expanded the number of towers in Brazil by over one-third, closed on our first tranche of over 950 towers in South Africa, and continued our integration and construction programs in India. By year-end, we expect to have nearly as many towers in our international operations as in the U.S., which we expect will further strengthen the Company’s overall growth trajectory.”

OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended March 31, 2011 (unless otherwise indicated, all comparative information is presented against the quarter ended March 31, 2010).

Total revenue increased 23.8% to $562.7 million and total rental and management revenue increased 23.2% to $546.7 million. Total rental and management Gross Margin increased 21.7% to $422.3 million. Total selling, general, administrative and development expense was $66.1 million, including $12.4 million of stock-based compensation expense. Adjusted EBITDA increased 21.1% to $377.1 million, and the Adjusted EBITDA Margin was 67%.

Total rental and management revenue Core Growth was 18.5%, which excludes the positive impact of approximately 1.2% due to foreign currency exchange rate fluctuations, approximately 3.1% due to straight-line revenue recognition and approximately 0.4% due to one-time revenue items of $1.6 million.

Core Growth in Adjusted EBITDA was 13.5%, which excludes the positive impact of approximately 1.0% due to foreign currency exchange rate fluctuations, approximately 4.9% due to straight-line revenue and expense recognition and approximately 1.6% due to the one-time items.

Operating income increased 22.1% to $218.3 million. Net income attributable to American Tower Corporation decreased 4.6% to $91.8 million due to an increase in our effective tax rate, and net income attributable to American Tower Corporation per both basic and diluted common share decreased 4.2% to $0.23. Recurring Free Cash Flow increased 10.3% to $248.2 million and Recurring Free Cash Flow per Share increased 12.7% to $0.62.

Cash provided by operating activities increased 11.9% to $283.8 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 12.9% to $417.6 million, which represented 74.2% of total revenues. In addition, domestic rental and management segment Gross Margin increased 14.3% to $334.4 million, while domestic rental and management segment Operating Profit increased 13.6% to $316.3 million.

International Rental and Management Segment – International rental and management segment revenue increased 74.8% to $129.0 million, which represented 22.9% of total revenues. In addition, international rental and management segment Gross Margin increased 62.0% to $87.9 million, while international rental and management segment Operating Profit increased 55.4% to $70.4 million.

Network Development Services Segment – Network development services segment revenue was $16.0 million, which represented 2.9% of total revenues. Network development services segment Gross Margin was $8.6 million, and network development services segment Operating Profit was $6.9 million.

INVESTING OVERVIEW

Cash Paid for Capital Expenditures – During the first quarter of 2011, total capital expenditures of $97.9 million included:

—

$77.4 million of discretionary investments, which included: approximately $56.8 million for discretionary capital projects, including spending to complete the construction of 240 communications sites, and approximately $20.5 million to purchase land under our towers; and

—

$20.5 million of non-discretionary capital expenditures, which included: approximately $12.8 million for capital improvements and corporate capital expenditures and approximately $7.7 million for the redevelopment of existing communications sites to accommodate new customer equipment.

Cash Paid for Acquisitions – The Company completed the acquisition of 42 communications sites in the U.S. for approximately $23.8 million, and 1,842 communications sites in international markets for approximately $593.5 million.

Stock Repurchase Programs – During the first quarter of 2011, the Company repurchased a total of 2.4 million shares of its Class A common stock for approximately $122.7 million pursuant to its $1.5 billion stock repurchase program approved by the Company’s Board of Directors in February 2008. As of April 22, 2011, the Company had

repurchased a total of 32.7 million shares of its Class A common stock for approximately $1.3 billion pursuant to this program. The Company expects to continue to manage the pacing of this program in response to general market conditions and other relevant factors.

In March 2011, the Company’s Board of Directors approved a new stock repurchase program, pursuant to which the Company is authorized to purchase up to an additional $1.5 billion of Class A common stock.

INTERNATIONAL EXPANSION UPDATE

On February 1, 2011, the Company acquired approximately 140 communications sites in Chile from VTR Banda Ancha (Chile) S.A. The aggregate purchase price for the transaction was approximately $20 million, which was funded using cash on hand.

The Company completed its purchase of 959 existing towers through its local South African subsidiary from Cell C (Pty) Limited (Cell C) on March 8, 2011. The aggregate purchase price for the towers was approximately $150 million and was completed using cash on hand, local financing and funds contributed by South African investors who currently hold an approximate 25% non-controlling interest in the Company’s South African subsidiary. Pursuant to the agreement with Cell C, the Company expects to acquire approximately 400 additional existing towers during 2011 for an aggregate purchase price of approximately $60 million, subject to customary closing conditions. Further, the Company may acquire up to an additional 1,800 towers that are either currently under construction or are expected to be constructed over the next one to two years for an aggregate purchase price of up to approximately $230 million. Cell C will be the anchor tenant on each of the towers purchased.

On March 1, 2011, the Company acquired 100% of the outstanding shares of a company that owned 627 towers in Brazil for an aggregate purchase price of approximately $553 million, which was funded using cash on hand. The acquisition is subject to a post closing purchase price adjustment to be finalized in the second quarter of 2011, following the Company’s post closing due-diligence of the acquired company’s financial results as of March 1, 2011.

During the first quarter of 2011, the Company purchased exclusive use rights for 116 towers from Telefónica in Colombia for an aggregate purchase price of approximately $21 million, using cash on hand. Subsequent to the end of the quarter, the Company completed the acquisition of 171 towers from Telefónica in Chile for an aggregate purchase price of approximately $18 million, using cash on hand.

The Company plans to acquire additional exclusive use rights from Telefónica in Colombia in various tranches throughout 2011, subject to customary closing conditions. The purchase of these towers is expected to be funded using cash on hand.

As previously disclosed, the Company entered into a definitive agreement with MTN Group Limited to establish a joint venture in Ghana, of which the Company will own a 51% share through a wholly owned subsidiary. Pursuant to the agreement, the joint venture expects to purchase a total of up to 1,876 existing towers from MTN in various tranches throughout 2011 and early 2012. The Company’s investment in the joint venture will be approximately $220 million. The joint venture expects to close an initial tranche of 400 towers in early May, and the Company’s portion of the purchase price would be approximately $63 million, which includes a portion for value-added tax and a working capital contribution. The joint venture expects to close on approximately 500 additional towers in the third quarter of 2011 and the remaining balance of approximately 976 towers in the fourth quarter of 2011 and early 2012, subject to customary closing conditions. MTN will be the anchor tenant on each of the towers purchased.

REAL ESTATE INVESTMENT TRUST UPDATE

As previously disclosed, we are actively considering electing real estate investment trust (REIT) status for federal and, where applicable, state income tax purposes. As we continue to work through our tax due diligence and operational readiness activities, we are pleased to announce that we have received a favorable private letter ruling from the IRS with respect to the application of certain significant REIT qualification tests to our assets and operations.

Based on our preliminary analysis, we estimate that the aggregate amount of our accumulated earnings and profits (E&P) for federal income tax purposes through December 31, 2011 will be no more than $200 million. This is only a preliminary estimate, and the actual amount and timing of a special distribution, if any, related to our accumulated E&P, will be determined by our Board of Directors. The determination to elect REIT status for the taxable year beginning January 1, 2012, may be made as early as the second half of 2011 and is subject to the approval of our Board of Directors. There is no certainty as to the timing of a REIT election or whether we will make a REIT election at all.

FULL YEAR 2011 OUTLOOK

The Company previously provided its full year 2011 outlook in its press release dated February 23, 2011. These estimates have been revised primarily due to the purchase of 627 towers in Brazil and the pending acquisition of 900 towers in Ghana, but do not include the Company’s remaining pending acquisitions. The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of May 3, 2011. Actual results may differ materially from these estimates as a result of various factors, and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

($ in millions)	Full Year 2011(1)
Total rental and management revenue (2)	$2,300	to	$2,340
Adjusted EBITDA (2) (3)	1,530	to	1,570
Income from continuing operations	330	to	370
Cash provided by operating activities	1,060	to	1,110
Payments for purchase of property and equipment and construction activities (4)	400	to	450

Total rental and management revenue growth is expected to be approximately 19.8% based on the midpoint, and total rental and management revenue Core Growth, which excludes the effect of non-cash straight-line revenue recognition, fluctuations in foreign currency exchange rates and material one-time items, is expected to be approximately 19.4%, based on the midpoint. Adjusted EBITDA growth is expected to be approximately 15.0%, based on the midpoint and Adjusted EBITDA Core Growth, which excludes the effect of non-cash straight-line revenue and expense recognition, fluctuations in foreign currency exchange rates and material one-time items, is expected to be approximately 14.4%, based on the midpoint.

(1)	The Company’s outlook is based on the following average foreign currency exchange rates to 1.0 U.S. Dollar for the full year 2011: (a) 1.65 Brazilian Reais; (b) 480.0 Chilean Pesos; (c) 1,800.0 Colombian Pesos; (d) 1.5 Ghanaian Cedis; (e) 45.0 Indian Rupees; (f) 11.9 Mexican Pesos; (g) 2.75 Peruvian Soles; and (h) 7.0 South African Rand.

(2)	Outlook includes an estimated increase in non-cash straight-line revenues of approximately $15 million and an increase in non-cash straight-line expense of approximately $3 million in 2011 from the full year 2010. (For additional information on straight-line accounting we refer you to the information contained in the section entitled “Revenue Recognition” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.)

(3)	See Non-GAAP and Defined Financial Measures on page 5.

(4)	Outlook for capital expenditures reflects (a) $65 million to $75 million of spending on capital improvements and corporate capital expenditures; (b) $55 million for the redevelopment of existing communications sites; (c) $80 million to $100 million for ground lease purchases; and (d) $200 million to $220 million for other discretionary capital projects including the construction of approximately 1,200 to 1,500 new communications sites.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the first quarter March 31, 2011 and its revised outlook for 2011. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

    U.S./Canada dial-in: (866) 740-9153

    International dial-in: (706) 645-9644

    Passcode: 60798508

When available, a replay of the call can be accessed until 11:59 p.m. ET on May 17, 2011. The replay dial-in numbers are as follows:

    U.S./Canada dial-in: (800) 642-1687

    International dial-in: (706) 645-9291

    Passcode: 60798508

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates over 37,000 communications sites in the United States, Brazil, Chile, Colombia, India, Mexico, Peru and South Africa. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth. The Company defines Gross Margin as revenues less operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments, income taxes and discontinued operations. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income from equity method investments, income tax provision (benefit), other income (expense), loss on retirement of long-term obligations, interest expense, interest income, other operating expenses, depreciation, amortization and accretion, and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, and material one-time items. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit,

Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2011 outlook, our pending acquisitions, including anticipated closing dates and expected purchase prices, foreign currency exchange rates and our consideration to elect real estate investment trust status. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our tenants consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (4) our expansion initiatives may disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (6) if we are unable to utilize our net operating losses, we may be required to make significant payments or adjustments; (7) due to the long-term expectations of revenue from tenant leases, we are sensitive to changes in the creditworthiness and financial strength of our tenants; (8) our foreign operations are subject to economic, political, and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (9) we anticipate that we may need additional financing to fund future growth and expansion initiatives, to refinance our existing indebtedness and to fund our stock repurchase program; (10) a substantial portion of our revenue is derived from a small number of customers; (11) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (15) our leverage and debt service obligations may materially and adversely affect us; (16) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreement related to our securitization could materially and adversely affect our business by limiting flexibility; (17) we could have liability under environmental laws; (18) our towers or data centers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; and (19) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2010 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2011	December 31, 2010 (1)
ASSETS
Current assets:
Cash and cash equivalents	$362,823	$883,963
Restricted cash	79,427	75,972
Short term investments and available-for-sale securities	10,695	46,428
Accounts receivable, net	97,829	80,713
Prepaid and other current assets	150,393	145,124
Deferred income taxes	250,250	169,007

Total current assets	951,417	1,401,207

Property and equipment, net	3,770,671	3,643,028
Goodwill	2,669,986	2,505,802
Other intangible assets, net	2,440,314	1,950,550
Deferred income taxes	77,022	78,484
Notes receivable and other long-term assets	849,339	788,406

Total	$10,758,749	$10,367,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$431,408	$289,824
Accrued interest	61,286	40,621
Current portion of long-term obligations	178,105	74,896
Unearned revenue	155,608	134,135

Total current liabilities	826,407	539,476

Long-term obligations	5,387,728	5,512,492
Other long-term liabilities	1,035,598	810,951

Total liabilities	7,249,733	6,862,919

STOCKHOLDERS’ EQUITY:
Class A common stock	4,868	4,860
Additional paid-in capital	8,589,369	8,577,093
Accumulated deficit	(1,644,754)	(1,736,596)
Accumulated other comprehensive income	54,416	38,053
Treasury stock	(3,504,705)	(3,381,966)

Total American Tower Corporation stockholders’ equity	3,499,194	3,501,444
Noncontrolling interest	9,822	3,114

Total stockholders’ equity	3,509,016	3,504,558

Total	$10,758,749	$10,367,477

(1)	December 31, 2010 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
REVENUES:
Rental and management	$546,655	$443,818
Network development services	16,040	10,616

Total operating revenues	562,695	454,434

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	127,859	100,424
Network development services	7,469	6,045
Depreciation, amortization and accretion	131,231	110,835
Selling, general, administrative and development expense (1)	66,132	53,527
Other operating expenses	11,704	4,754

Total operating expenses	344,395	275,585

OPERATING INCOME	218,300	178,849

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,499	3,499
Interest income	2,304	502
Interest expense	(74,427)	(58,417)
Other income	13,707	396

Total other expense	(54,917)	(54,020)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND
INCOME ON EQUITY METHOD INVESTMENTS	163,383	124,829
Income tax provision	(71,423)	(28,389)
Income on equity method investments	1	8

INCOME FROM CONTINUING OPERATIONS	91,961	96,448
Income from discontinued operations, net	-	35

NET INCOME	91,961	96,483
Net income attributable to noncontrolling interest	(119)	(165)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	91,842	96,318

NET INCOME PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations attributable to American Tower Corporation	$0.23	$0.24
Income from discontinued operations attributable to American Tower Corporation	-	-

Net income attributable to American Tower Corporation	$0.23	$0.24

DILUTED:
Income from continuing operations attributable to American Tower Corporation	$0.23	$0.24
Income from discontinued operations attributable to American Tower Corporation	-	-

Net income attributable to American Tower Corporation	$0.23	$0.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	397,768	402,346

DILUTED	401,899	406,080

(1) Includes stock-based compensation of:	$12,358	$13,565

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 91,961	$ 96,483
Stock-based compensation expense	12,358	13,565
Depreciation, amortization and accretion	131,231	110,835
Other non-cash items reflected in statements of operations	53,335	34,625
Increase in net deferred rent asset	(22,704)	(6,430)
Increase in restricted cash	(7,444)	(2,909)
Increase in assets	(13,486)	(23,093)
Increase in liabilities	38,565	30,573

Cash provided by operating activities	283,816	253,649

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(97,901)	(55,057)
Payments for acquisitions	(617,348)	(88,487)
Proceeds from sale of short-term investments, available-for-sale securities and other long-term assets	49,189	3,926
Payments for short-term investments	(12,037)	(12,001)
Deposits, restricted cash and investments	3,567	939

Cash used for investing activities	(674,530)	(150,680)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	101,129	-
Borrowings under credit facilities	-	75,000
Repayments of notes payable, credit facilities and capital leases	(126,669)	(60,709)
Purchases of Class A common stock	(127,723)	(58,836)
Proceeds from stock options, warrants and stock purchase plan	10,173	47,469
Deferred financing costs and other financing activities	5,564	(274)

Cash (used for) provided by financing activities	(137,526)	2,650

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	7,100	(25)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(521,140)	105,594
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	883,963	247,293

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 362,823	$ 352,887

CASH PAID FOR INCOME TAXES	$ 13,477	$ 7,899

CASH PAID FOR INTEREST	$ 50,806	$ 35,842

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands)

Three Months Ended, March 31, 2011

	Rental and Management			Network Development Services	Total
	Domestic	International	Total

Segment revenues	$417,626	$129,029	$546,655	$16,040	$562,695

Segment operating expenses	83,182	44,677	127,859	7,469	135,328

Interest income, TV Azteca, net	-	3,499	3,499	-	3,499

Segment Gross Margin	334,444	87,851	422,295	8,571	430,866

Segment selling, general, administrative and development expense	18,179	17,461	35,640	1,663	37,303

Segment operating profit	$316,265	$70,390	$386,655	$6,908	$393,563

Three Months Ended, March 31, 2010

	Rental and Management			Network Development Services	Total
	Domestic	International	Total

Segment revenues	$370,017	$73,801	$443,818	$10,616	$454,434

Segment operating expenses	77,354	23,070	100,424	6,045	106,469

Interest income, TV Azteca, net	-	3,499	3,499	-	3,499

Segment Gross Margin	292,663	54,230	346,893	4,571	351,464

Segment selling, general, administrative and development expense	14,232	8,943	23,175	1,619	24,794

Segment operating profit	$278,431	$45,287	$323,718	$2,952	$326,670

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	March 31, 2011
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility	175,000
Senior Unsecured Term Loan	325,000
4.625% Senior Notes due 2015	599,381
7.000% Senior Notes due 2017	500,000
4.500% Senior Notes due 2018	999,240
7.250% Senior Notes due 2019	295,519
5.05% Senior Notes due 2020	699,204
South African Bridge Loan (1)	102,655
Colombian Short-Term Credit Facility (2)	74,319
Other debt, including capital leases	45,515

Total debt	$5,565,833

Cash and cash equivalents	362,823

Net debt (Total debt less cash and cash equivalents)	$5,203,010

(1) The South African Bridge Loan is a short-term facility, denominated in South African Rand.

(2) The Colombian Short-Term Credit Facility is denominated in Colombian Pesos.

Three Months Ended,
Share count rollforward: (in millions of shares)	March 31, 2011
Total shares, beginning of period	398.7
Shares repurchased	(2.4)
Shares issued	0.8

Total shares outstanding, end of period (1)	397.1

(1)	As of March 31, 2011, excludes (a) 5.6 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $32.95 per share, (b) 3.0 million potentially dilutive shares associated with unvested stock options, and (c) 2.3 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue and Adjusted EBITDA:

Three Months Ended,
Total rental and management revenue growth components:	March 31, 2011
Total rental and management revenue Core Growth	18.5%
Estimated impact of fluctuations in foreign currency exchange rates	1.2%
Impact of straight-line revenue recognition	3.1%
Impact of material one-time items	0.4%

Reported total rental and management revenue growth	23.2%

Adjusted EBITDA growth components:
Adjusted EBITDA Core Growth	13.5%
Estimated impact of fluctuations in foreign currency exchange rates	1.0%
Impact of straight-line revenue and expense recognition	4.9%
Impact of material one-time items	1.6%

Reported Adjusted EBITDA growth	21.1%

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands. Totals may not add due to rounding.)

Total rental and management straight-line revenue and expense:

In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 in the section entitled “Revenue Recognition,” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended March 31,
	2011	2010
Total rental and management operations straight-line revenue	$29,843	$13,585
Total rental and management operations straight-line expense	7,139	7,155

	Three Months Ended March 31,
Selling, general, administrative and development expense breakout:	2011	2010
Total rental and management overhead	$35,640	$23,175
Network development services segment overhead	1,663	1,619
Corporate and development expenses	16,471	15,168
Stock-based compensation expense	12,358	13,565

Total	$66,132	$53,527

SELECTED CASH FLOW DETAIL:
	Three Months Ended March 31,
Payments for purchase of property and equipment and construction activities:	2011	2010
Discretionary - capital projects	$56,830	$32,136
Discretionary - ground lease purchases	20,529	8,811
Redevelopment	7,705	5,658
Capital improvements	10,156	6,849
Corporate	2,681	1,603

Total	$97,901	$55,057

UNAUDITED SELECTED FINANCIAL INFORMATION

(Totals may not add due to rounding.)

SELECTED PORTFOLIO DETAIL - OWNED SITES:

Three months ended March 31, 2011	Wireless	Broadcast	DAS	Total

Beginning sites	34,411	440	223	35,074

New construction	230	-	10	240

Acquisitions	1,857	27	-	1,884

Adjustments/Reductions	(16)	-	2	(14)

Ending sites	36,482	467	235	37,184

As of March 31, 2011	Wireless	Broadcast	DAS	Total

Domestic	20,743	268	230	21,241

International	15,739	199	5	15,943

Total sites	36,482	467	235	37,184

International Supplemental Detail as of March 31, 2011	Wireless	Broadcast	DAS	Total

Brazil	2,349	-	2	2,351

Chile	253	-	-	253

Colombia	1,124	-	-	1,124

India	7,928	-	-	7,928

Mexico	2,651	199	3	2,853

Peru	475	-	-	475

South Africa	959	-	-	959

Total International sites	15,739	199	5	15,943

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended March 31,

	2011	2010

Net income	$91,961	$96,483

Income from discontinued operations, net	-	(35)

Income from continuing operations	91,961	96,448

Income from equity method investments	(1)	(8)

Income tax provision	71,423	28,389

Other expense (income)	(13,707)	(396)

Interest expense	74,427	58,417

Interest income	(2,304)	(502)

Other operating expenses	11,704	4,754

Depreciation, amortization and accretion	131,231	110,835

Stock-based compensation expense	12,358	13,565

Adjusted EBITDA	$377,092	$311,502

Adjusted EBITDA (from above)	$377,092	$311,502

Interest expense	(74,427)	(58,417)

Interest income	2,304	502

Cash paid for income taxes	(13,477)	(7,899)

Straight-line revenue	(29,843)	(13,585)

Straight-line expense	7,139	7,155

Redevelopment capital expenditures	(7,705)	(5,658)

Capital improvement capital expenditures	(10,156)	(6,849)

Corporate capital expenditures	(2,681)	(1,603)

Recurring Free Cash Flow	$248,246	$225,148

Divided by weighted average diluted shares outstanding	401,899	406,080

Recurring Free Cash Flow per Share	$0.62	$0.55

Adjusted EBITDA (from above)	$377,092	$311,502

Divided by total revenue	562,695	454,434

Adjusted EBITDA Margin	67%	69%

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES AND DEFINED FINANCIAL MEASURES

(In millions, except where noted. Totals may not add due to rounding.)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	Full Year 2011

Income from continuing operations (1)	$330	to	$370

Interest expense	310	to	300

Depreciation, amortization and accretion	570	to	555

Non-cash stock-based compensation expense	55	to	57

Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and non-controlling interest in net earnings of subsidiaries	265	to	288

Adjusted EBITDA	$1,530	to	$1,570

(1)	The Company has not reconciled Adjusted EBITDA outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

The calculation of Core Growth outlook is as follows:

	Total Rental and Management Revenue	Adjusted EBITDA

Outlook midpoint Core Growth	19.4%	14.4%

Estimated impact of fluctuations in foreign currency exchange rates	1.1%	1.0%

Impact of straight-line revenue and expense recognition	(0.3)%	(0.1)%

Impact of material one-time items	(0.5)%	(0.4)%

Outlook midpoint growth	19.8%	15.0%